Exhibit 99.1
Alpha Group International Limited and its subsidiaries
Consolidated Financial Statements
December 31, 2024
(With Independent Auditors’ Report Thereon)

INDEPENDENT AUDITOR’S REPORT

Board of Directors
Alpha Group International Limited
London, United Kingdom

Qualified Opinion

We have audited the consolidated financial statements of Alpha Group International Limited and its subsidiaries (the “Company”), which comprise the consolidated statement of financial position as of December 31, 2024 and the related consolidated statements of comprehensive income, changes in equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, except for the omission of comparative financial information as of and for the year ended December 31, 2023, as described in the Basis for Qualified Opinion section of our report, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”).

Basis for Qualified Opinion

The accompanying consolidated financial statements have been prepared by the Company in conformity with International Financial Reporting Standards as issued by the IASB except for the omission of comparative financial information as of and for the year ended December 31, 2023, which are required to be disclosed in accordance with IAS 1, “Presentation of Financial Information”. As discussed in Note 2 to the consolidated financial statements, the Company has omitted the presentation of prior period comparatives for the year ended December 31, 2023 which are required by IAS 1, “Presentation of Financial Information”, as such comparatives are not required for inclusion in financial statements prepared to fulfil the United States Securities and Exchange Commission reporting requirements under Regulation S-X Rule 3-05.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the consolidated financial statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the IASB, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO LLP

BDO LLP
London, United Kingdom
February 5, 2026

Consolidated Statement of Comprehensive Income
For the year ended 31 December 2024

		Year ended 31 December 2024
	Note	£’000

REVENUE	4	135,600
Net treasury income – client funds	4	83,996
Net treasury income – own funds	4	1,307
TOTAL INCOME		220,903
Operating expenses		(102,608)
OPERATING PROFIT	5	118,295
Finance income	6	6,053
Finance expenses	6	(1,234)
PROFIT BEFORE TAXATION		123,114
Taxation	8	(30,389)
PROFIT FOR THE YEAR		92,725
Attributable to:
Equity holders of the parent		93,019
Non-controlling interests		(294)
PROFIT FOR THE YEAR		92,725
OTHER COMPREHENSIVE (LOSS):
Items that will or may be reclassified to the profit or loss:
Exchange loss on translation of foreign operations		(2,485)
(Loss) recognised on hedging instruments		(1,318)
Tax relating to items that may be reclassified		329
TOTAL COMPREHENSIVE INCOME FOR THE YEAR		89,251
Attributable to:
Equity holders of the parent		89,576
Non-controlling interests		(325)
TOTAL COMPREHENSIVE INCOME FOR THE YEAR		89,251

The accompanying notes are an integral part of these Consolidated Financial Statements

Consolidated Statement of Financial Position

As at 31 December 2024

		As at 31 December 2024

NON-CURRENT ASSETS	Note	£’000
Goodwill	10, 23	4,526
Intangible assets	10, 23	14,957
Property, plant and equipment	11	7,670
Right-of-use assets	12	18,993
Derivative financial assets	14	28,699
TOTAL NON-CURRENT ASSETS		74,845
CURRENT ASSETS
Cash and cash equivalents	18	252,468
Derivative financial assets	14	132,446
Trade and other receivables	17	12,715
Fixed collateral	18	10,063
TOTAL CURRENT ASSETS		407,692
TOTAL ASSETS		482,537
EQUITY
Share capital	19	87
Share premium account	19	52,566
Treasury shares	19	(6,697)
Retained earnings	19	235,256
Other reserves	19	(3,086)
EQUITY ATTRIBUTABLE TO EQUITY HOLDERS OF THE PARENT		278,126
Non-controlling interests		879
TOTAL EQUITY		279,005
CURRENT LIABILITIES
Derivative financial liabilities	14	84,080
Other payables	20	45,747
Deferred income	20	8,059
Lease liability	12	2,180
Current tax liability	8	12,086
TOTAL CURRENT LIABILITIES		152,152
NON-CURRENT LIABILITIES
Derivative financial liabilities	14	24,695
Other payables	20	885
Redemption liability	23	1,812
Deferred tax liability	8	3,661
Lease liability	12	20,327
TOTAL NON-CURRENT LIABILITIES		51,380
TOTAL LIABILITIES		203,532
TOTAL EQUITY AND LIABILITIES		482,537
The accompanying notes are an integral part of these Consolidated Financial Statements

Consolidated Statement of Cash Flows
For the year ended 31 December 2024

		Year ended 31 December 2024

CASH FLOWS FROM OPERATING ACTIVITIES	Note	£’000
Profit before taxation		123,114
Net treasury income – client funds		(83,996)
Net treasury income – own funds		(1,307)
Finance income	6	(6,053)
Finance expense	6	1,234
Amortisation and impairment of intangible assets	10	6,598
Depreciation of property, plant and equipment	11	1,782
Depreciation of right-of-use assets	12	2,793
Loss on disposal of property, plant and equipment	11	224
Gain on disposal of right-of-use asset		(93)
Share-based payment expense		5,325
Increase in other receivables		(752)
Decrease in other payables		(13,670)
(Increase) in derivative financial assets		(53,712)
Increase in derivative financial liabilities		65,149
Increase in fixed collateral		(1,253)
CASH INFLOWS FROM OPERATING ACTIVITIES		45,383
Net treasury income received		85,598
Tax paid		(30,451)
NET CASH INFLOWS FROM OPERATING ACTIVITIES		100,530
CASH FLOWS FROM INVESTING ACTIVITIES
Payments to acquire property, plant and equipment	11	(1,038)
Payments to acquire right-of-use assets		(25)
Proceeds from the disposal of right-of-use assets		20
Proceeds from sale of property, plant and equipment	11	4
Expenditure on intangible assets	10	(7,739)
Finance income received		6,053
NET CASH OUTFLOWS FROM INVESTING ACTIVITIES		(2,725)
CASH FLOWS FROM FINANCING ACTIVITIES
Issue of treasury shares by Parent Company		303
Purchase of treasury shares	19	(30,004)
Acquisition of non-controlling interest		(48)
Issue of share options		26
Dividends paid to equity holders of Parent Company	9	(7,084)
Dividends paid to subsidiary shareholders	9	(2,229)
Payment of lease liabilities – principal	12	(1,065)
Payment of lease liabilities – interest	12	(1,145)
NET CASH OUTFLOWS FROM FINANCING ACTIVITIES		(41,246)

INCREASE IN NET CASH AND CASH EQUIVALENTS IN THE YEAR		56,559
Net cash and cash equivalents at beginning of year		197,941
Net exchange loss		(2,032)
NET CASH AND CASH EQUIVALENTS AT END OF YEAR	18	252,468

The accompanying notes are an integral part of these Consolidated Financial Statements

Consolidated Statement of Changes in Equity
For the year ended 31 December 2024

	Attributable to the owners of the Parent
	Share capital	Share premium account	Treasury shares	Retained earnings	Other reserves	Total	Non- controlling interests	Total
	£’000	£’000	£’000	£’000	£’000	£’000	£’000	£’000
Balance at 1 January 2024	87	52,566	-	170,939	(632)	222,960	531	223,491
Profit/(loss) for the year	-	-		93,019		93,019	(294)	92,725
Other comprehensive expense:
Losses recognised on hedging instruments	-	-	-	(989)	-	(989)	-	(989)
Exchange differences arising on translation of foreign operations	-	-	-	-	(2,454)	(2,454)	(31)	(2,485)
Transactions with owners:
Capital contribution to subsidiary with minority interest	-	-	-	(676)	-	(676)	676	-
Acquisition of non-controlling interest	-	-	-	(45)	-	(45)	(3)	(48)
Acquisition of treasury shares (note 19)	-	-	(10,721)	(19,283)	-	(30,004)	-	(30,004)
Treasury shares issued in relation to subsidiary earnout (note 19)	-	-	4,024	-	-	4,024	-	4,024
Issue of share options in subsidiary undertakings (note 19)	-	-	-	(3,721)	-	(3,721)	-	(3,721)
Share-based payments	-	-	-	5,325	-	5,325	-	5,325
Dividends paid (note 9)	-	-	-	(9,313)	-	(9,313)	-	(9,313)
Balance at 31 December 2024	87	52,566	(6,697)	235,256	(3,086)	278,126	879	279,005

The accompanying notes are an integral part of these Consolidated Financial Statements

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

1. General information and basis of preparation

Alpha Group International Limited (the “Company” or “Alpha”) is a private company limited by shares. The Company was formerly Alpha Group International plc, a public limited company with shares listed on the Main Market of The London Stock Exchange from 2 May 2024 until 3 November 2025. The Company is incorporated and domiciled in the UK (registered number 07262416) and its registered office is Brunel Building, 2 Canalside Walk, London, England, W2 1DG.

Alpha provides organisations with a high-tech, high-touch suite of cash and risk management solutions. This includes accounts, foreign exchange, debt-sourcing, deposit solutions, and multi-bank connectivity technology, alongside expert advice on managing financial market risks.

Statement of Directors’ Responsibilities

The directors are responsible for preparing these special purpose consolidated financial statements for Alpha Group International Limited and its subsidiaries (together, the Group) for the periods presented, in conformity with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB) with the exception that prior period comparatives for the year ended December 31, 2023 have not been presented, as discussed further below in Note 2 Basis of preparation

The directors are responsible for keeping proper accounting records that disclose with reasonable accuracy at any time the financial position of the group, and for identifying and ensuring that the group complies with the law and regulations applicable to their activities. They are also responsible for safeguarding the assets of the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The directors confirm that suitable accounting policies have been used and applied consistently for the periods presented. They also confirm that reasonable and prudent judgements and estimates have been made in preparing the consolidated financial statements, that applicable accounting standards have been followed and that it is appropriate to prepare the financial statements on the going concern basis.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

1. General information and basis of preparation (continued)

Basis of presentation

These special purpose consolidated financial statements (the “Consolidated Financial Statements”) have been prepared by the Directors for inclusion in a filing on Form 8-K/A with the United States Securities and Exchange Commission by Corpay Inc, as a consequence of the acquisition of the Company’s issued share capital by Corpay Inc. (see Note 25 Events after the reporting period), for purposes of the satisfaction of Corpay Inc’s regulatory reporting requirements in the United States.

These Consolidated Financial Statements do not constitute statutory accounts within the meaning of Section 434 of the United Kingdom Companies Act 2006. The Company prepared statutory consolidated financial statements in accordance with UK adopted international accounting standards for the year ended December 31, 2024, which have been filed with the United Kingdom’s Registrar of Companies. Those statutory accounts have been reported on by the Company’s independent auditors, BDO LLP, under applicable law and the International Standards on Auditing (United Kingdom). The Independent Auditors’ Report of BDO LLP on the Statutory Financial Statements for 2024 was unqualified and did not contain a statement under 498(2) or 498(3) of the United Kingdom’s Companies Act 2006.

These Consolidated Financial Statements of Alpha Group International Limited as of 31 December 2024 and for the year then ended were approved by the Board of Directors and authorised for issue on 5 February 2026.

2. Material accounting policies

Basis of preparation

The Consolidated Financial Statements have been prepared in accordance with International Financial Reporting Standards (‘IFRS’) as and issued by the International Accounting Standards Board (‘IASB’). with the exception that prior period comparatives for the year ended 31 December 2023 have not been presented as required by IAS 1, “Presentation of Financial Information”. Such comparatives have been omitted as they are not required by the SEC in a Form 8-K/A as a consequence of the requirements in Regulation S-X Rule 3-05 Financial statements of businesses acquired or to be acquired. The ability of the Directors to omit prior period comparatives is derived from Regulation S-X Rule 3-05 (b)((2)(ii).

The Consolidated Financial Statements are presented in Pounds Sterling (“£”), and all values are rounded to the nearest thousand (“£’000”) except where otherwise indicated. The material accounting policies adopted are set out below and have been applied consistently throughout all periods presented, unless otherwise stated.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

2. Material accounting policies (continued)
Basis of preparation (continued)

The preparation of Consolidated Financial Statements requires the use of certain key accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the Consolidated Financial Statements are disclosed in note 3.
The Consolidated Financial Statements are prepared on the historical cost basis except as detailed below.

(i) Going concern

The Board has concluded that it is appropriate to adopt the going concern basis, having undertaken a review of financial forecasts and available resources. The Group meets its day-to-day working capital requirements through its strong cash reserves. As at 31 December 2024, the Group had a healthy liquidity position with £252.5m of cash and cash equivalents (see note 18), with no debt financing commitments. The Group has net current assets of £255.5m at 31 December 2024 and net assets of £279.0m.

In assessing going concern, management have considered some down-side scenarios including decreases in revenue and Net treasury income – client funds and their impact on our profit and cash measures. These scenarios have been modelled on the basis that revenue targets are missed due to an economic downturn, and a fall in NTI due to the uncertain interest rate environment. This assessment considered the impact on the Group’s operations, its 2026 budget and internal forecast to 2027.

Even in these scenarios, the Group has strong liquidity, no external debt, and the availability of mitigating actions that would allow it to meet its financial liabilities as they fall due. These mitigating actions, should they be required, are all within management’s control and could include limiting new recruitment, reducing variable compensation, and delaying or scaling back investment.

Corpay invested £1.8bn in the acquisition of Alpha, they have publicly committed to supporting the organic growth of Alpha.
Furthermore, Alpha is now part of Corpay and will benefit from access to greater liquidity and funding sources.

The Directors have a reasonable expectation that the Group therefore has adequate resources to continue in operational existence for the foreseeable future. The Group continues to adopt the going concern basis in preparing its Consolidated Financial Statements.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024
2. Material accounting policies (continued)
Basis of preparation (continued)

(ii) New standards, interpretations and amendments effective from 1 January 2024:

There are no new standards, interpretations and amendments which became mandatorily effective for the current reporting period which have had any material effect on the financial statements of the Group.

(iii) New standards, interpretations and amendments not yet effective:

IFRS 18 Presentation and Disclosure in Financial Statements is effective for annual reporting periods beginning on or after 1 January 2027. The Group has not early adopted IFRS 18.

IFRS 18 introduces revised requirements for the presentation and disclosure of financial performance. The Group is currently assessing the potential impact of IFRS 18 on its financial reporting requirements .

No new standards or interpretations have been early adopted.

Basis of consolidation

The Consolidated Financial Statements consist of the financial statements of the ultimate Parent Company (Alpha Group International Limited) and all entities controlled by the Company (its subsidiaries).

(i) Subsidiaries

Subsidiary undertakings are entities over which the Group has control. Control is defined as the power to direct the entity’s relevant activities, exposure to variable returns from involvement with the entity and the ability to use this power to affect the amount of the returns. Subsidiary undertakings are fully consolidated from the date on which control is transferred to the Group. On consolidation intercompany transactions, balances and unrealised gains and losses on transactions between Group entities are eliminated.

(ii) Acquisition accounting

Acquisitions are accounted for using the acquisition method, where the purchase price is allocated to the identifiable assets acquired and liabilities assumed on a fair value basis and the remainder recognised as goodwill. The cost of the business combination is measured as the aggregate of the consideration transferred and contingent consideration, measured at fair value on the date of the business combination, and the value of any non-controlling interests in the acquiree.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

2. Material accounting policies (continued)

Basis of consolidation (continued)

On an acquisition-by-acquisition basis, the Group elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets.

Where there is an obligation to purchase the non-controlling interest at a future date, a financial liability will be recognised on the business combination.

The financial liability for the non-controlling interest is initially recognised at fair value. The liability is subsequently accounted for under IFRS 9 – Financial Instruments, with all changes in the carrying amount, including the non-controlling interest share of profit, recognised as a re-measurement in the income statement. When the obligation or “put liability” is exercised, the carrying amount of the financial liability at that date is extinguished by the payment of the exercise price. The redemption liability for the fair value of the consideration payable to the non-controlling interest of Financial Transaction Services B.V. (Cobase) is remeasured based on the movement of expected purchase price.

(iii) Foreign exchange on consolidation

Transactions and balances
Transactions in foreign currencies are initially recorded by the Group entities at the functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency spot rate of exchange ruling at the reporting date. All differences are taken to the Consolidated Statement of Comprehensive Income.

Non-monetary items that are measured at historical cost in a foreign currency are translated using the exchange rates at the date of the initial transaction.

Group companies
The results and financial position of Group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:
•Assets and liabilities at each period end are translated at the prevailing closing rate at the date of the Consolidated Statement of Financial Position;
•Income and expenses for each period within the Consolidated Statement of Comprehensive Income are translated at the average rate for the period; and

(iii) Foreign exchange on consolidation(continued)

•On consolidation, exchange differences arising from the translation of overseas operations are recognised in other comprehensive income and accumulated in the translation reserve as a separate component of equity. On disposal of a foreign operation, the cumulative translation differences are transferred to the Consolidated Statement of Comprehensive Income as part of the gain or loss on disposal.

2. Material accounting policies (continued)

Financial statement preparation

(i) Segmental reporting

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024
In accordance with IFRS 8- Operating Segments, an operating segment is defined as a business activity whose operating results are reviewed by the chief operating decision makers and for which discrete information is available.
Operating segments are reported in a manner consistent with the internal management reporting provided to the chief operating decision-makers. The chief operating decision-makers responsible for allocating resources and assessing performance of the operating segments are identified as the Group’s Chief Executive Officer and Chief Financial Officer. More details on the Group’s operating segments can be found in note 4.

(ii) Net treasury income

‘Net treasury income – client funds’ (NTI – client funds) is made up of interest generated from client balances. Whilst the increased interest stream is a positive boost for the Group and a natural by-product of our increasingly diversified product offering, we are mindful that aspects of its dynamics are driven by macroeconomics beyond our control. We have therefore chosen to disclose interest income on client balances as 'net treasury income – client funds' separately on the face of the Consolidated Statement of Comprehensive Income.

‘Net treasury income – own funds’ (NTI – own funds) relates to interest generated within the Corporate division on initial and variation margin balances held by the Group on open trades. The Group has title over these funds and the associated interest earned. The balances on which this interest is earned directly arise from the operations of the business. NTI – own funds is therefore disclosed separately from NTI – client funds.

Interest rate hedging derivatives are taken out to fix the interest rate receivable on client funds and own funds and to hedge against interest rate volatility risk. Payments made to or received from the banking counterparties are shown within NTI – client funds and NTI – own funds respectively. These derivatives are designated as cash flow hedges.

Interest earned on Alpha’s own, free cash is recognised within finance income in the Consolidated Statement of Comprehensive Income.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

2. Material accounting policies (continued)

Other material accounting policies

Revenue

The Group earns revenue from the provision of risk management and cash management services to clients, and facilitating the flow of payments.

Risk Management
When the Group enters into a Risk Management contract with a client, it immediately enters into a separate matched contract with its banking counterparty (“Matched Principle”). Both contracts are derivatives and carried at fair value through profit or loss.

Spot and forward revenue is recognised when a binding contract is entered into by a client and the rate is fixed and determined. Revenue represents the difference between the rate offered to clients and the rate the Group pays its banking counterparties.
Options revenue is recognised when a binding contract is entered into by a client and banking counterparty, and the revenue is fixed and determined. Revenue represents the difference between the premiums paid by clients and the premium the Group pays to its banking counterparties.

Payments and collections
Payment and collection services revenue represents the fees and margins generated from both banking and spot transactions. Account fees are generally charged for payments in and out of accounts and account implementation. Revenue in respect of transactional banking fees is recognised when a payment is executed, being the time at which the performance obligation is satisfied.

Annual account fees
Revenue from annual account fees is recognised on a straight-line basis over the 12 months from the date the account is opened to the subsequent annual renewal date. This reflects the ongoing access to the account and other ancillary services which are provided to the customer throughout the period the account is open.

Fund Finance
Fund Finance provides advisory services to a certain number of our institutional clients who require intermediary services to support their funding requirements. Revenue is recognised in the period in which the advisory work is performed.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

2. Material accounting policies (continued)

Other material accounting policies (continued)

Revenue (continued)

Cobase
Cobase charge recurring monthly subscription fees for use of their multibank connectivity platform. They also charge implementation fees and costs per user. Revenue from subscription fees and costs per user are recognised monthly in line with the invoicing and platform usage.

Details of the Group’s revenue by product along with the classification under IFRS 15 and IFRS 9 can be found in note 4.

Financial instruments

Financial Assets

Initial measurement
All financial assets are measured initially at fair value less transaction costs. The Group’s financial assets include derivatives not designated as hedging instruments (forward and option contracts with customers and banking counterparties), derivatives designated as hedging instruments (forward and swap contracts with customers and banking counterparties) and amortised cost assets (financial assets at amortised cost, other receivables, cash and cash equivalents and fixed collateral).

Subsequent measurement
IFRS 9 requires the classification of all financial assets to be measured at amortised cost or fair value. Where assets are measured at fair value, gains and losses are recognised in the Consolidated Statement of Comprehensive Income.

The classification of a financial asset is made at the time it is initially recognised, namely when the Group becomes a party to the contractual provisions of the instrument. Following initial measurement, the Group measures its financial assets at fair value through profit or loss or amortised cost, based on the business model for managing the financial instruments and the contractual cash flow characteristics of the instrument.

Fair value through profit or loss
This category comprises in-the-money derivatives and out-of-money derivatives where the time value offsets the negative intrinsic value (see “Financial liabilities" section for out-of-money derivatives classified as liabilities). Other than derivative financial instruments which are not designated as hedging instruments, the Group does not have any financial assets at fair value through profit or loss.

Amortised cost
The Group’s financial assets measured at amortised cost comprise trade and other receivables, cash and cash equivalents and fixed collateral in the Consolidated Statement of Financial Position.

2.Material accounting policies (continued)

Financial instruments (continued)

Financial Assets (continued)

De-recognition of financial assets

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024
Financial assets will be de-recognised when the contractual rights to the cash flows from the assets have expired, or when the Group transfers its contractual rights to receive the cash flows and substantially all of the risk and rewards of the assets have been transferred.

Impairment
An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. Impairment losses are recognised in the Consolidated Statement of Comprehensive Income. Impairment provisions are recognised under the general approach according to a three-stage expected credit loss impairment model. Financial assets that have not experienced a significant increase in credit risk are categorised as Stage 1 and 12-month expected credit losses are recognised; financial assets which are considered to have experienced a significant increase in credit risk since initial recognition are considered to be Stage 2; and financial assets which have defaulted or are otherwise considered to be credit impaired are allocated to Stage 3. In accordance with IFRS 9, the Group recognises lifetime expected credit losses in respect of trade receivables under the simplified approach.

Financial liabilities

Classification
The Group determines the classification of its financial liabilities at initial recognition. All financial liabilities are recognised initially at fair value and, in the case of other payables and accruals, subsequently measured at amortised cost. The Group’s financial liabilities include derivative financial liabilities, other payables and accruals.

De-recognition of liabilities
A financial liability is de-recognised when the obligation under the liability is discharged, substantially modified, cancelled or expires.

Derivative financial instruments

The Group undertakes matched principal broking which involves undertaking immediate back-to-back derivative transactions with counterparties. These transactions are classified as financial instruments at fair value through profit or loss and are shown gross unless offset in accordance with the criteria set out below.

2.Material accounting policies (continued)

Financial instruments (continued)

Offsetting financial instruments

When there is a legally enforceable right to offset the recognised amounts and there is an intention to settle on a net basis or realise the asset and settle the liability immediately, financial assets and liabilities are offset, and the net amount reported in the Consolidated Statement of Financial Position.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances and deposits held at call with banks. The same definition is used for the purposes of the Consolidated Statement of Cash Flows.

Cash held as collateral with banking counterparties for which the Group does not have immediate access, is shown as fixed collateral, on the face of the Consolidated Statement of Financial Position.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

Client balances

Where client balances are held by the Group, as part of its E-Money obligations those funds must be held in segregated accounts, not available for use by the Group, and must comply with UK regulatory safeguarding compliance requirements. The Group is not a party to the contractual provisions nor a beneficial owner of the funds. As a result, the Group has determined that it does not have sufficient ownership or control over these balances to include them and their corresponding liability on the Groups Statement of Financial Position.

2. Material accounting policies (continued)

Financial instruments (continued)

Derivative financial instruments and hedge accounting

The Group uses derivative financial instruments to hedge interest rate risk on treasury income receivable, and where denominated in foreign currency, exchange rate risk.

All derivative financial instruments are initially measured at fair value on the contract date and also at subsequent reporting dates.

Hedge accounting is applied to financial assets and financial liabilities only where all of the following criteria are met:
•The hedging relationship consists only of eligible hedging instruments and eligible hedged items.
•At the inception of a hedge there is formal designation and documentation of the hedging relationship, the Group’s risk management objective and strategy for undertaking the hedge, the hedged item and hedging instrument, and how the hedge effectiveness will be assessed;
•An economic relationship exists between the hedged item and the hedging instrument;
•Credit risk does not dominate changes in value; and
•The hedge ratio is the same for both the hedging relationship and the quantity of the hedged item actually hedged and the quantity of the hedging instrument used to hedge it.

If derivatives do not qualify for hedge accounting, any changes in the fair value of the derivative financial instrument are recognised in the Consolidated Statement of Comprehensive Income as they arise.

Hedge relationships are classified as cash flow hedges where the derivative financial instruments hedge the Group’s exposure to variability in cash flows resulting from a highly probable transaction.

Hedge effectiveness checks are carried out routinely. Changes in the fair value of derivative financial instruments that are designated and effective as hedges of future cash flows are recognised directly in other comprehensive income and any ineffective portion would be recognised immediately in the income statement. Hedge ineffectiveness can arise from changes in credit risk of the banking counterparty or from cash balances falling below the notional amounts hedged. If the hedging derivative expires or is sold, terminated, or exercised, or the hedge no longer meets the criteria for hedge accounting, or the hedge designation is revoked, hedge accounting is discontinued prospectively.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

2. Material accounting policies (continued)

Fair value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Group uses valuation techniques that are appropriate to the circumstances and for which sufficient data is available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

-Level 1     quoted (unadjusted) market prices in active markets for identical assets or liabilities.
-Level 2    valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.
-Level 3    valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

For the purpose of fair value disclosures, the Group has determined classes of assets and liabilities based on the nature, characteristics and risks of the inputs into the valuations and the level of the fair value hierarchy as explained above.

The Group performs an assessment of fair value on an ongoing basis by as assessing counterparty credit risk via the credit value adjustment model (see further details in note 3).

Share-based payments

The Group issues equity-settled share-based payments to Directors and employees of the Group through the Growth Share Schemes, Approved and Unapproved Options Schemes and Group Incentive Plan schemes.

Equity-settled share-based schemes are measured at fair value, excluding the effect of non-market-based vesting conditions, at the date of grant using an appropriate option pricing model. All share schemes are valued using a Monte Carlo Simulation Approach. The Growth Share Schemes and Group Incentive Plan schemes have market-based conditions and non-market-based conditions which exist over revenue-based targets, requiring management to estimate the probability of meeting these conditions. The Underlying Profit After Tax Share Schemes do not have market-based conditions. All schemes require the estimation of appropriate attrition rates to estimate the number of share options which are likely to vest.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

2. Material accounting policies (continued)

Share-based payments (continued)

The fair value of the shares or share options less the subscription price payable by the employees is recognised over the vesting period to reflect the value of the employee services received. The charge relating to grants to employees of the Company is recognised as an expense in the Consolidated Statement of Comprehensive Income.

Property, plant and equipment

Owned assets
Property, plant and equipment is stated at cost less accumulated depreciation and where applicable, impairment losses.

Depreciation
Depreciation is charged to the Consolidated Statement of Comprehensive Income on a straight-line basis over the estimated useful lives of each item of property, plant and equipment.

The estimated useful lives of property, plant and equipment are as follows:

Improvements to property	-	Period of lease, straight line
Fixtures and fittings	-	4 to 5 years straight line
Computer equipment	-	3 years straight line

Intangible assets

Intangible assets not acquired in a business combination consist of internally developed software and domain names.

Expenditure on internally developed software is capitalised if the costs can be reliably measured, the product or process is technically and commercially feasible, future economic benefits are probable, and the Group has sufficient resources to complete the development and to use or sell the asset. The assets are initially recorded at cost including labour, directly attributable costs and any third-party expenses, and amortised over their useful economic lives of 3 years from the date of first use.

Intangible assets acquired in a business combination are identified and recognised separately from goodwill where they satisfy the definition of an intangible asset and their fair values can be measured reliably. The cost of such intangible assets is their fair value at the acquisition date.

2. Material accounting policies (continued)

Intangible assets (continued)

Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortisation and accumulated impairment losses.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024
The estimated useful lives of intangible assets are as follows:

Internally generated software and Domain names	-	3 years straight line

Software obtained through acquisition	-	3 years straight line

Brand	-	10 years straight line

Customer relationships	-	14 years straight line

Leases

In accordance with IFRS 16 Leases, the Group recognises a right-of-use asset and corresponding liability at the date at which the leased asset is available for use.

Right-of-use assets are recorded initially at cost and amortised on a straight-line basis over the lease term. Cost is defined as the net present value of the lease liabilities, plus any initial costs and dilapidation provisions, less any lease incentives received. The right-of-use asset is tested for impairment if there are any indicators of impairment.

The lease liability is measured at the present value of the lease payments, discounted at the rate implicit in the lease, or if that cannot be readily determined, at the lessee’s incremental borrowing rate specific to the term, country, currency and start date of the lease.

The finance cost is charged to the Consolidated Statement of Comprehensive Income over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

Sales commissions

Sales commissions are recognised as an expense in the period in which the revenue is generated and paid in arrears.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

2. Material accounting policies (continued)

Taxes

Current income tax
Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date.

Deferred income tax
Deferred income tax is provided on all temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset realised, based on the tax rates that have been enacted or substantively enacted by the balance sheet date.

Recognition of deferred tax assets is restricted to those instances where it is probable that taxable profit will be available against which the difference can be utilised.

Deferred tax assets and liabilities are offset when the Group has a legally enforceable right to offset current tax assets liabilities, and the deferred tax assets and liabilities relate to taxes levied by the same tax authority.

Business combinations

Goodwill arising on the acquisition of subsidiaries represents the excess of the cost over the fair value of the identifiable net assets acquired at the date of the acquisition and is carried at cost less any accumulated impairment losses.

Goodwill is not subject to amortisation but is tested annually for impairment. Impairment is determined by assessing the recoverable amount of the cash generating units that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the Group are assigned to those units.

Fair value of acquired intangible assets – 2023 Cobase acquisition
The fair value of acquired intangible assets, and therefore the resulting goodwill recognised on acquisition is significantly affected by a number of factors. These include management’s best estimates of future performance including forecast revenue, expected revenue attrition, forecast operating margin, any contributory assets changes, and estimates of the return required to determine an appropriate discount rate (in order to calculate the net present value of the assets at acquisition).

3. Significant accounting estimates and judgements

The preparation of the Group’s financial statements requires management to make estimates, judgements and assumptions about the carrying amounts of assets and liabilities. Uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the assets or liability affected in the future.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024
The estimates and underlying assumptions are reviewed on an ongoing basis. In the process of applying the Group’s accounting policies, management has made the following judgements and estimates which have the most significant effect on the amounts recognised in the Consolidated Financial Statements.

Significant estimates

Impairment of financial assets

An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. Impairment losses are recognised in the Consolidated Statement of Comprehensive Income. The Group performs an assessment of significant increase in credit risk on an annual basis, as well as assessing counterparty credit risk on an ongoing basis via the credit value adjustment model.

Fair value - Credit valuation adjustment

The credit value adjustment of £4.4m has been calculated by management based on the assumption that the Group will be unable to collect all the receivable amounts due under the contract terms, and therefore, is a method of counterparty credit risk management. In order to calculate expected future cash flows, management make an estimate using the latest real-time market information, forward-looking volatility, credit quality of the borrower, and experience.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

3. Significant accounting estimates and judgements (continued)

Significant judgements

Development costs

Development costs that are directly attributable to the development of a project are capitalised based on management’s assessment of the likelihood of a successful outcome for each project. This is based on the management’s judgement that the project is technologically, commercially and economically feasible in accordance with IAS 38 Intangible Assets. In determining the amount to be capitalised, management makes assumptions regarding the expected future cash generation of the project, i.e. Group revenue, and the expected period of benefits.

Share-based payments- Option fair values

As described in note 2, equity settled share awards are recognised as an expense based on their fair value at date of grant. The fair value of these share option schemes are estimated through the use of option valuation models which require an element of judgement in assessing the inputs. Judgement is also exercised in assessing the number of options subject to non-market vesting conditions that will vest. Further details are set out in note 22.

Carrying value of goodwill attributable to Cobase – estimation of recoverable amount

Goodwill of £4.7m arose on the acquisition of Financial Transaction Services B.V., trading as "Cobase" (see note 23), and is tested for impairment annually. Recoverable amount has been assessed based on estimates of the fair value less cost to sell. In making this determination, management has estimated the appropriate range of market multiples to be applied to Cobase. Further details are set out in note 10.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

4. Segmental reporting

The Group comprises three operating segments which are Corporate, Private Markets and Cobase. These align with the management accountabilities for performance management and the basis for internal financial reporting and represent our reportable segments. These three segments are explained further as below:

Corporate: Alpha's corporate division operates from its own UK HQ (consisting of sales and operations), and seven additional international sales offices in the Netherlands, Spain, Italy, Germany, Austria, Australia, and Canada. Revenues are derived from the provision of market risk management services to corporates across more than 50 countries, covering foreign exchange exposure and, more recently, interest rates and commodities.
Private Markets: Alpha's private markets division operates from its own UK HQ (consisting of sales and operations) and two additional operations offices in Luxembourg and Malta. Revenues are derived from the provision of FX risk management, accounts and payments, and fund finance services to private market firms.
Cobase: Cobase is a treasury-focused technology platform acquired by the Group in December 2023. Based in Amsterdam, the company provides bank connectivity technologies that enable businesses to manage their banking relationships, accounts and transaction activity all in one place. Revenues are derived from platform usage and annual subscription fees.

The chief operating decision makers, being the Group’s Chief Executive Officer and the Chief Financial Officer, monitor the results of the three operating segments separately each month. Key measures of operating segments used to evaluate performance are revenue, and underlying profit before taxation. Management believe that these measures are the most relevant in evaluating the performance of the segment and for making resource allocation decisions.

The Group has disclosed revenue for each segment disaggregated between Risk Management, Accounts & payments and platform fees, to assist users in understanding the product mix. All costs are attributed to these segments.

‘Net treasury income – own funds’ relates to interest earned on client margin held by the Corporate division and is incorporated in the definition of underlying profit for that business as this income is a direct consequence of operational activities.

The Corporate division has overseas offices in Australia, Canada, Netherlands, Italy, Spain and Germany. In 2024, these offices contributed aggregate revenue of £27.2m and underlying profit before taxation of £6.6m. A small component of Private Markets costs arise in Luxembourg, and the profit related to the Malta office has been allocated between the various European entities it supports.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

4. Segmental reporting (continued)

2024	Corporate	Private Markets	Cobase	Total
	£’000	£’000	£’000	£’000
Risk Management*	63,759	28,344	-	92,103
Accounts & payments** Platform fees	- -	40,610 -	- 2,887	40,610 2,887
Total revenue	63,759	68,954	2,887	135,600
Net Treasury Income - own funds Segment income	1,307 65,066	- 68,954	- 2,887	1,307 136,907
Operating costs	(39,261)	(49,893)	(5,197)	(94,351)

Underlying operating profit	25,805	19,061	(2,310)	42,556
Finance Income Finance expense	6,016 (457)	37 (777)	- -	6,053 (1,234)
Underlying profit before taxation	31,364	18,321	(2,310)	47,375
Net treasury income - client funds	4,059	79,937	-	83,996
Non-underlying items***				(8,257)
Profit before taxation				123,114

*Risk Management represents revenue derived from forward, spot, and option contracts provided to corporate and private market clients, primarily for the purpose of hedging commercial foreign exchange exposures.
**Accounts & payments represents revenues derived from fees and foreign exchange spot contracts generated from the provision of cross border payments, collections and annual account fees to corporates and private markets, as well as Fund Finance advisory fees.
***Non-underlying items in the year are made up of the below charges:

31 December 2024
£’000
Acquisition costs in relation to business combinations	104
Costs associated with the move from AIM to the Main Market	2,746
Amortisation of purchased intangible assets	82
Share-based payments charge	5,325
Total non-underlying items	8,257

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024
4. Segmental reporting (continued)

All revenue is derived from external customers and is determined by the geographical location of those customers.

No customer represents more than 10% of revenue and the Group does not believe there is undue reliance on any specific sub-set of customers.

Revenue by region of customer	31 December 2024 £’000
United Kingdom	43,578
Europe	68,847
Canada	4,389
Rest of the world	18,786
Total	135,600

Revenue by product	31 December 2024 £’000
Forward transactions	63,268
Spot transactions	32,590
Option contracts	11,650
Payments, accounts and advisory fees	25,205
Platform fees	2,887
Total	135,600

Forward, spot and option revenues are accounted for under IFRS 9 - Financial Instruments, and the remaining revenue streams i.e. payments, accounts, advisory and platform fees fall under IFRS 15 - Revenue from Contracts with Customers.

The table below discloses non-current assets (excluding financial instruments and deferred tax) by location:

Non-current assets	31 December 2024 £’000
United Kingdom	26,879
Malta	6,068
The Netherlands	10,454
Canada	1,032
Other	1,713
Total non-current assets	46,146

No information is provided for segment assets or segment liabilities as this measure is not reported to the chief operating decision makers.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

5. Operating profit

Operating profit is stated after charging/(crediting):

31 December 2024
£’000
Staff costs (note 7)	56,596
Depreciation of owned property, plant and equipment	1,782
Amortisation of intangible assets*	6,595
Depreciation of right-of-use assets	2,793
Rental costs for short-term leases	1,022
Loss on disposal of fixed assets	224
Gain on disposal of right-of-use asset	(93)
Impairment of intangible assets	3
Bad debt expense	508
Net foreign exchange (gains)	(409)
Audit fees
Audit fees in respect of the Group, Company and subsidiary financial statements	896
Non-Audit fees
Fees in respect of CASS Limited Assurance	10
Fees associated with the move from AIM to the Main Market[1]	498

*Amortisation of intangible assets includes a charge of £6,513k relating to internally generated software and a charge of £82k relating to brand and customer relationships.

6. Finance income and expenses

31 December 2024
£’000
Finance income
Interest on bank deposits	5,945
Other interest receivable	108
Total	6,053

Finance expenses
Finance expense on dilapidation provisions	(34)
Finance expense on lease liabilities (note 12)	(1,200)
Total	(1,234)

1 Alternative Investment Market (‘AIM’) is the London Stock Exchange’s junior market for smaller, high-growth companies with lighter regulations, while the Main Market hosts larger, more established firms requiring strict adherence to stringent listing rules.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024
7. Employee costs

Staff costs, including Directors’ remuneration, were as follows:

31 December 2024
£’000
Wages and salaries	45,293
Social security costs	5,096
Share-based payment charge	5,325
Other pension costs	882
Employee benefit expense included in operating profit	56,596

During the year 2024, the research and development expenditure credit (RDEC) of £393,503 was offset against employee costs.

The average number of employees, including the Executive Directors, was as follows:

31 December 2024

No.
Executive Directors	3
Sales, administration and support staff	521
Total	524

Remuneration of key management personnel

Key management personnel represent those personnel who have authority and responsibility for planning, directing and controlling the activities of the Group, including Non-Executive Directors who served during the year. There were 12 individuals classified as key management personnel in the Group in 2024.

Key management remuneration and benefits include:

31 December 2024

£’000
Wages and salaries	3,983
Social security costs	526
Share-based payments	1,085
Defined contribution scheme	32
Total	5,626

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

7. Employee costs (continued)

Share-based payments in the above table comprise the aggregate amount of gains by directors on the exercise of share options in the year, being the difference between the market price of the shares on the day on which the options exercised, and the price paid for the shares.

During 2024, retirement benefits in respect of defined contribution pension schemes accrued to 10 individuals who are regarded as key management personnel.

8. Taxation

Tax charge

31 December 2024

£’000
Current tax:
UK Corporation tax on the profit for the year	31,172
Adjustments relating to prior years	(215)
Overseas corporation tax on the profit for the year	744
Total current tax	31,701

Deferred tax
Origination and reversal of temporary differences current year	(427)
Adjustment relating to prior year	(885)
Total deferred tax	(1,312)

Total tax expense	30,389

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

8. Taxation (continued)

Factors affecting tax charge for the year

31 December 2024
£’000
Profit on ordinary activities before tax	123,114
Profit on ordinary activities multiplied by the effective standard rate of UK corporation tax of 25%	30,779
Effects of:
Expenses not deductible for tax purposes	610
Unutilised trading losses different tax rates applied in overseas jurisdictions	44
Adjustments relating to prior years	(1,101)
Deferred tax not recognised on losses unutilised	57
Total tax charge for the year	30,389

During the year, management identified that a £1.1m deferred tax liability recognised at 31 December 2023 in relation to the Cobase business had been overstated and the charge has been corrected in the current year. In addition, the Group has recognised a deferred tax asset of £0.4m in respect of future tax deductions for the amortisation of customer lists in Malta. This asset is expected to be amortised over the next two years.

Deferred tax

The deferred taxation liability is based on the expected future rate of corporation tax of 25% and comprises the following:

31 December 2024
£’000
Liabilities
At 1 January	5,305
UK & overseas tax charge relating to current year from continuing operations	(343)
UK tax charge relating to current year from acquired operations	(971)
Tax (credit) on other comprehensive income	(330)
Total deferred tax liability	3,661

The UK deferred tax liability as at 31 December 2024 principally relates to the tax effect of timing differences in respect of fixed assets.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024
8. Taxation (continued)

Deferred Tax – Balance

31 December 2024
£’000
Liabilities
Fixed asset differences	3,890
Right-of-use assets	2
Losses	(115)
Future tax deductions for amortisation of customer lists in Malta	(405)
Gain recognised on hedging instruments	289
Total deferred tax liability	3,661

Losses of €28m (tax effect €4.4m) arose for periods prior the 2023 acquisition of Financial Transaction Services B.V. (Cobase). Under Dutch tax regulations these losses can be carried forward indefinitely but are only available for offset against a limited portion of profits in any given year. Based on the latest forecasts, no material losses are expected to be utilised in the near term and accordingly no deferred tax asset has been recognised. Losses in other jurisdictions carried forward for which no deferred tax asset has been recognised total £0.14m.

Deferred tax on each component of other comprehensive (expense) is as follows:

31 December 2024	Before tax	Tax	After tax
	£’000	£’000	£’000
Cash flow hedges
(Losses) recognised on hedging instruments	(1,318)	329	(989)

Exchange loss arising on translation of foreign operations	(2,485)	-	(2,485)
Total tax (charge) on other comprehensive (expense)	(3,803)	329	(3,474)

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

9. Dividends

31 December 2024
£’000
Final dividend for the year ended 31 December 2023 of 12.3p per share	5,308
Interim dividend for the year ended 31 December 2024 of 4.2p per share	1,776
7,084

All dividends paid by Alpha Group International Limited are in respect of the ordinary shares of £0.002 each.

In addition to the dividends paid to ordinary shareholders of the Group shown above, the Consolidated Statement of Changes in Equity includes £2,229k of dividends paid to subsidiary shareholders. See note 13 for further details.

For details of the Final dividend for the year ended 31 December 2024, refer to note 25.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

10. Intangible assets

	Goodwill*	Software	Domain names	Brand	Customer relationships	Total
	£’000	£’000	£’000	£’000	£’000	£’000
Cost
At 1 January 2024	4,707	16,660	62	542	438	22,409
Additions	-	7,739	-	-	-	7,739
Impairment	-	(1,603)	(37)	-	-	(1,640)
Foreign exchange translation	(181)	(209)	-	(21)	(17)	(428)
At 31 December 2024	4,526	22,587	25	521	421	28,080
Amortisation
At 1 January 2024	-	3,641	47	5	2	3,695
Charge for year	-	6,502	11	52	30	6,595
Impairment	-	(1,600)	(37)	-	-	(1,637)
Foreign exchange translation	-	(56)	-	-	-	(56)
At 31 December 2024	-	8,487	21	57	32	8,597
Net book value
At 1 January 2024	4,707	13,019	15	537	436	18,714
At 31 December 2024	4,526	14,100	4	464	389	19,483

*Goodwill of £4.7m arose on the acquisition of Financial Transaction Services B.V. (trading as “Cobase”) (see note 23), and has been fully allocated to the Cobase operating segment. Management performed an impairment test by comparing the carrying value of the Cobase CGU against its recoverable amount, based on fair value less costs of disposal. The fair value less cost of disposal was determined with reference to a range of relevant market multiples for specific SAAS businesses in the banking technology sector comparable to Cobase, sourced from independent market reports, and considering them in conjunction with Cobase’s actual revenue realisation to date, budgeted revenue for 2025 and annual recurring revenue (“ARR”) as at 31 December 2024. The model is categorised within Level 3 of the fair value hierarchy as set out in note 2. The review considered a range of scenarios, all of which indicate fair value less cost of disposal is comfortably in excess of the carrying amount.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

11. Property, plant and equipment

	Leasehold improvements	Fixtures & fittings	Computer equipment	Total
	£’000	£’000	£’000	£’000
Cost
At 1 January 2024	7,401	2,376	1,995	11,772
Additions	484	132	422	1,038
Disposals	(317)	(85)	(5)	(407)
Foreign exchange translation	(150)	(33)	(22)	(205)
At 31 December 2024	7,418	2,390	2,390	12,198
Depreciation
At 1 January 2024	1,086	819	1,067	2,972
Charge for the year	828	424	530	1,782
Disposals	(142)	(38)	(3)	(183)
Foreign exchange translation	(23)	(9)	(11)	(43)
At 31 December 2024	1,749	1,196	1,583	4,528
Net book value
At 1 January 2024	6,315	1,557	928	8,800
At 31 December 2024	5,669	1,194	807	7,670

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

12. Right-of-use assets and lease liabilities

Leases where the Group is a lessee are accounted for by recognising a right-of-use asset and a lease liability except for leases of low value assets and leases with a term of 12 months or less. The Group has only property leases.

During the year, the Group signed two new leases for office premises in Italy and Australia. The Group exited a lease early in Bristol and recognised a gain on disposal of £92,822 (see note 5).

Right-of-use assets

31 December 2024
£’000
At 1 January	20,894
Additions	1,347
Depreciation charge for the year	(2,793)
Disposals	(164)
Foreign exchange translation	(291)
At 31 December	18,993

Lease liabilities

31 December 2024
£’000
At 1 January	22,720
Additions	1,288
Disposals	(194)
Finance cost (note 6)	1,200
Payments in the year	(2,210)
Foreign exchange translation	(297)
At 31 December	22,507

31 December 2024
£’000
Maturity analysis:
Not later than 1 year	2,180
Later than 1 year and not later than 5 years	10,661
Later than 5 years	9,666
Total lease liabilities	22,507

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

12. Right-of-use assets and lease liabilities (continued)

Lease liabilities (continued)

31 December 2024
£’000
Analysis:
Current	2,180
Non-current	20,327
Total lease liabilities	22,507

The total undiscounted payments committed to over the remaining useful life of the respective leases as of the end of 31 December 2024 amounted to £27,605,601.

Amounts recognised in the Consolidated Statement of Comprehensive Income

31 December 2024
£’000
Depreciation charge on right-of-use assets (note 5)	2,793
Interest on lease liabilities (note 6)	1,200
Rental costs for short-term leases (note 5)	1,022
Total	5,015

The rental costs for short-term leases amounting to £1,022,363 relate to leases of less than one year for premises for a number of the Group’s overseas offices.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

13. Subsidiaries

The Group’s subsidiaries as at 31 December 2024 are as follows:

Name	Country of incorporation	Proportion of ordinary shares held
Direct Holding
Alpha FX Limited	England[1]	100%	Active
Alpha Agency Solutions Ltd	England[1]	100%	Active
Financial Transaction Services B.V.	Netherlands[6]	86.87%	Active
Indirect Holding
Alpha FX Institutional Limited	England[1]	100%	Active
Alpha Foreign Exchange (Canada) Limited	Canada[2]	100%	Active
Alpha FX Netherlands Limited	England[1]	100%	Active
Alpha FX Europe Limited	Malta[3]	100%	Active
Alpha FX Australia Pty Ltd	Australia[4]	100%	Active
AGI Financial PTE. Ltd.	Singapore[5]	100%	Non-trading

Registered addresses:
1. Brunel Building, 2 Canalside Walk, London, UK, W2 1DG
2. Suite 2400, 745 Thurlow Street, Vancouver BC, V6E0C5, Canada
3. 171, Old Bakery Street, Valletta VLT1455, Malta
4. c/o Intertrust Australia Pty Ltd, Suite 2, Level 25, 100 Miller Street, North Sydney, NSW 2060
5. 14 Robinson Road #12-01/02, Far East Finance Building, Singapore (048545)
6. Haaksbergweg 75, 1101BR Amsterdam

The principal activity of the Group and its subsidiary undertakings is the development of financial strategies and technologies to assist corporates and private market organisations in their risk management, mass payments and account opening requirements. The accounting year-ends of all subsidiaries is 31 December.

Shares in all indirect subsidiary holdings are held by Alpha FX Limited. In addition, certain employees also own interests in indirect subsidiaries through shares of a separate class which were issued on granting of awards under certain share-based payment schemes as set out in note 22. These shares confer dividend rights over the duration of the share scheme performance period, but confer no other ownership interest, and on vesting will convert to shares in the parent company, to the extent vesting criteria are met at which point the subsidiary shares are paid for.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

13. Subsidiaries (continued)

In accordance with IFRS 2 Share-Based Payment, share ownership schemes that grant employees shares or options in subsidiaries, with conversion rights to the holding company should be accounted for under IFRS 2, rather than a non-controlling interest in a subsidiary. Accordingly, we disclose the Group as holding 100% of the ordinary shares in these entities. Dividends paid to employees as a result of their share ownership under these arrangements are disclosed as dividends paid to subsidiary shareholders in the Consolidated Statement of Cash Flows.

In October 2024 Alpha FX Italy Limited was dissolved and transferred to a branch of Alpha FX Europe Limited.

In December 2023 86.36% of Financial Transaction Services B.V. (trading as Cobase) was acquired as part of a business combination (see note 23). In August 2024 Alpha acquired a further 0.51% for a consideration of €56,495 as a result of a non-controlling interest selling shares in the subsidiary bringing Alpha’s holding to 86.87%.

As set out in Note 25, subsequent to the year end, the remaining non-controlling interest in Cobase was acquired in October 2025.

14. Derivative financial assets and financial liabilities

	31 December 2024
Derivative financial assets not designated as hedging instruments	Fair value	Notional principal
	£’000	£’000
Forward and option contracts with customers	156,570	4,332,514
Forward and option contracts with banking counterparties	1,634	140,240
Other forward contracts	842	54,074
	159,046	4,526,828

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

14. Derivative financial assets and financial liabilities (continued)

	31 December 2024
Derivative financial assets designated as hedging instruments	Fair value	Notional Principal
	£’000	£’000
Forward contracts	-	-
Swap contracts	2,099	699,831
	2,099	699,831

	31 December 2024
Total Derivative financial assets	Fair value	Notional Principal
	£’000	£’000
	161,145	5,226,659

31 December 2024
Fair value
Analysis:	£’000
Current	132,446
Non-current	28,699
Total derivative financial assets	161,145

	31 December 2024
Derivative financial liabilities not designated as hedging instruments	Fair value	Notional Principal
	£’000	£’000
Forward and option contracts with customers	98,839	3,771,123
Forward and option contracts with banking counterparties	9,073	2,553,445
Other forward contracts	-	-
	107,912	6,324,568

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

14. Derivative financial assets and financial liabilities (continued)

	31 December 2024
Derivative financial liabilities designated as hedging instruments	Fair value	Notional Principal
	£’000	£’000
Forward contracts	-	-
Swap contracts	863	355,000
	863	355,000

	31 December 2024
Total Derivative financial liabilities	Fair value	Notional Principal
	£’000	£’000
	108,775	6,679,568

31 December 2024
Fair value
Analysis:	£’000
Current	84,080
Non-current	24,695
Total derivative financial liabilities	108,775

Items that will or may be reclassified to the Consolidated Statement of Comprehensive Income:

31 December
Movement in year	2024 £’000
Cash flow hedges
(Losses) recognised on hedging instruments	(1,318)
Tax relating to items that may be reclassified	329
(989)

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

14. Derivative financial assets and financial liabilities (continued)

Interest rate swap contracts
The Group has historically operated in a low interest rate environment. Since Q3 2022, when interest rates started to rise, the Group started to receive a large amount of interest on its own free cash balances as well as client cash balances. In line with the Group’s treasury policy, we have entered into interest rate swap contracts to manage interest rate risk.

The interest rate swap contracts designated as hedging instruments relate to transactions entered into in 2022, 2023 and 2024 to fix the rate of interest receivable on cash balances held by the Group in respect of its own free cash balances as well as client cash balances. With the interest rate swap, the Group receives a fixed rate of interest and pays a floating interest rate based on The Bank of England SONIA.

The contracts have commencement dates between June 2023 and June 2025 with expiries between June 2025 and December 2025 for notional amounts of £650m and between January 2026 and December 2026 for notional amounts of £404m. Should the contracts no longer qualify for hedge accounting, the deferred gains/losses in other comprehensive income relating to the Group’s own free cash balances will be reclassified within finance income and those relating to client cash balances will be reclassified within net treasury income – client funds. The hedge effectiveness is reassessed monthly and all hedges remained effective throughout 2024.

The following table analyses other comprehensive income in relation to hedge accounting:

31 December 2024
£’000
At 1 January	2,554
Net fair value (losses)	(1,318)
At 31 December	1,236

The following table shows the effects of hedge accounting on the Statement of Financial Position and the year-to-date performance for cash flow hedges taken out to hedge interest rate risk:

	Hedging instrument				Hedged item
	Carrying amount				Change in fair
Hedged interest rate risk	Notional amount £’000	Assets £’000	Liabilities £’000	Balance sheet presentation	value £’000
As at 31 Dec 2024	1,054,831	2,099	863	Derivatives	1,318

No changes in fair value have been taken to the income statement as there has been no hedge ineffectiveness to date.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

15. Financial instruments

Foreign currency forward contracts

The forward contracts designated as hedging instruments relate to hedges entered into in December 2022 and February 2023 to fix the exchange rate of interest receivable denominated in dollars and euros. The contracts had monthly expiries up to January 2024. Upon expiry of the contracts, the deferred gains/losses in comprehensive income relating to the hedges on the Group’s free cash balances and client cash balances were reclassified to finance income and NTI – client funds respectively.

Fair value measurement

Forward and option contracts fall into level 2 of the fair value hierarchy as set out in note 2. Level 2 comprises those financial instruments which can be valued using inputs other than quoted prices that are observable for the asset or liability either directly (i.e., prices) or indirectly (i.e., derived from prices). The fair value of forward foreign exchange contracts is measured using observable forward exchange rates for contracts with a similar maturity at the reporting date. The fair value of option foreign exchange contracts is measured using an industry standard external model that best presents the unpublished interbank valuations. The fair value of interest rate contracts is measured using observable interest rates for contracts with a similar maturity at the reporting date.

There were no transfers between level 1 and 2 during the year. The fair value of all other financial assets and financial liabilities is approximate to their carrying value.

The principal financial instruments of the Group, from which financial instrument risk arises, are as follows:

31 December 2024

a)Financial assets per statement of financial position	£’000
Fair value assets
Derivatives not designated as hedging instruments (note 14)	159,046
Derivatives designated as hedging instruments (note 14)	2,099
Total fair value assets	161,145

Amortised cost financial assets
Trade receivables	4,041
Other receivables excluding prepayments	4,926
Cash and cash equivalents	252,468
Fixed collateral	10,063
Total amortised cost assets	271,498
Total financial assets	432,643

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

15. Financial instruments (continued)

31 December 2024

b) Financial liabilities per statement of financial position	£’000
Fair value liabilities
Derivatives not designated as hedging instruments (note 14)	107,912
Derivatives designated as hedging instruments (note 14)	863
Total fair value liabilities	108,775

Other payables measured at amortised cost
Other payables and accruals	44,407
Total other payables	44,407
Total financial liabilities	153,182

c) Offsetting financial assets and financial liabilities

Financial instruments at fair value through profit or loss represent immediate back-to-back derivative transactions with banking counterparties and are reported as financial assets and financial liabilities in the Consolidated Statement of Financial Position.

The transactions are subject to ISDA (“International Swaps and Derivatives Association”) Master Agreements and similar master agreements which provide a legally enforceable right of offset in the normal course of business, the event of a default and the event of insolvency or bankruptcy. In accordance with the master agreements, contracts with banking counterparties are assessed daily on a net basis.

However, contracts with clients are assessed daily on a gross basis and therefore shown as separate financial assets and financial liabilities in the Consolidated Statement of Financial Position.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

15. Financial instruments (continued)

The following financial assets and liabilities have been offset and are subject to enforceable netting agreements.

					Gross amounts not offset
2024	Gross fair value £’000	Variation margin offset £’000	Fair value Offset £’000	Net derivative financial asset/(liability) (Note 14) £’000	Financial Instruments £’000	Fixed collateral £’000	Net Amounts subject to offsetting arrangements £’000
Derivative financial assets	226,627	14,333	(81,914)	159,046	-	10,063	169,109
Derivative financial liabilities	(189,826)	-	81,914	(107,912)	-	-	(107,912)

16. Financial risk management

Objectives, policies and processes for managing and the methods used to measure risk
There have been no substantive changes in the Group’s exposure to financial instrument risks, its objectives, policies and processes for managing those risks or the methods used to measure them from previous periods, unless otherwise stated in this note.
Financial assets principally comprise trade and other receivables, cash and cash equivalents, fixed collateral and derivative financial assets. Financial liabilities comprise trade and other payables, and derivative financial liabilities. The main risks arising from financial instruments are credit risk, liquidity risk, market risk, foreign currency risk, and interest rate risk, each of which are discussed in further detail below.
The Group monitors and mitigates financial risk on a consolidated basis. The Group has implemented a framework to ensure that risk management practices appropriate to a listed company are in place.
The Group operates under the Three Lines of Defence approach to risk management. This framework is overseen and enforced by the Risk Committee and Board.

1.First Line is risk management: Primary responsibility for strategy, performance and risk management lies with the Executive Team and the Heads of each department.
2.Second Line is risk oversight: The Risk, Compliance, Finance and Legal Teams provide risk oversight.
3.Third Line is independent assurance: Independent assurance on the effectiveness of the risk management systems. Specialist external reviews provide an additional line of defence.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

16. Financial risk management (continued)

Credit risk
Credit risk is inherent in Alpha’s business model. The Board accepts that credit losses are a function of our trading model, and the Group takes a risk-based approach to balance revenue opportunities against the risk of default. Credit risk is the risk that a client fails to deliver currency at maturity of a contract and/or fails to deposit margin when a margin call is made which could ultimately lead to a financial loss.
Where the Group provides credit to customers, this is subject to credit verification checks and where required an in-depth underwriting process by our Credit Team based on both quantitative and qualitative factors. Credit policies are aimed at reducing the impact of losses, credit terms will only be granted to customers who satisfy a creditworthiness assessment and demonstrate an appropriate payment history. The client terms and conditions and the credit facility confirmation letter highlight the client’s margin terms and requirement to provide collateral. This provides further mitigation to the credit exposure and reduces the risk of potential disputes. The Group evaluated the concentration of risk as low with respect to derivative financial assets arising from contracts with counterparties. This is due to the fact that no single customer represents a significant proportion of the total value of customer contracts and the business has historically low levels of counterparty default.

Client credit exposures are monitored daily. Stress tests are carried out to assess and minimise client credit risk exposures under various market volatility scenarios.

Counterparty risk
The Group relies on third party institutions in order to trade with clients. To reduce counterparty credit risk, the Group only trades with private market counterparties with sufficiently robust balance sheets which we assess including through independently observable data, high credit ratings and strong capital resources. The Group monitors the creditworthiness of private market counterparties on an ongoing basis. As part of the Group’s business continuity procedures settlement lines have been established with several private market counterparties in order to reduce the impact of business disruption as a result of counterparty risk.

The Group’s maximum exposure to credit risk by class of financial asset is as follows:

31 December 2024
Asset Category	£’000
Cash and cash equivalents	252,468
Derivative financial assets	161,145
Trade and other receivables	8,967
Total assets subject to credit risk	422,580

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

16. Financial risk management (continued)

Credit risk (continued)
Credit risk is mitigated as the majority of these financial assets are held with investment grade financial institutions with credit ratings assigned by reputable credit rating agencies such as Moody’s, Standard & Poor’s and Fitch Ratings.

The Group’s financial assets breakdown by credit ratings is as follows:

31 December 2024
Cash and cash equivalents	£’000
A+ to A-	246,829
BBB+ to BBB-	5,619
Unrated	20
Total cash and cash equivalents subject to credit risk	252,468

31 December 2024
Derivative financial assets and trade and other receivables	£’000
A+ to A-	4,576
BBB+ to BBB-	-
Unrated	165,536
Total derivative financial assets and trade and other receivables subject to credit risk	170,112

Liquidity risk

Liquidity risk is the risk that the Group may encounter difficulty in meeting its financial obligations as they are due. Extensive controls are in place to ensure that liquidity risk is mitigated. The Group’s liquidity requirements are reviewed daily, and the Group employs stress testing to model the sufficiency of its liquidity in stressed market scenarios. The ability of clients to pay margin and settle contracts is monitored with automated triggers and alerts configured into the Group’s systems. The Group maintains cash reserves and continues to increase these reserves relative to its trading activity on an ongoing basis.
The Group attempts to ensure it maintains (as closely as possible) a balanced position in each currency, with regular stress testing of its net long/short position in a particular currency against sudden and unforeseen market movements.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

16. Financial risk management (continued)

Credit risk (continued)
The Group has sufficient cash resources to pay its debts and contractual liabilities as they fall due. Consequently, management does not believe that the Group has a material exposure to liquidity risk. The following table sets out the contractual maturities (representing undiscounted contractual cash flows) of financial liabilities:

At 31 December 2024	Total	<1 year	2-5 years	>5 years
	£’000	£’000	£’000	£’000
Other payables and accruals	44,407	44,407	-	-
Lease liabilities	27,606	3,299	15,857	8,450
Derivative financial liabilities*	9,100,315	6,781,918	2,269,802	48,595
	9,172,328	6,829,624	2,285,659	57,045

*The outflows disclosed in the above table represent the undiscounted contractual cash flows relating to derivative financial liabilities held for risk management purposes which are not typically closed out before contractual maturity. The disclosure shows gross cash flow amounts for derivatives held with banking counterparties.
Market risk

Market risk is also inherent in Alpha’s business model, however this is minimised by operating a matched principle broker, whereby all derivatives sold to customers are matched on a back-to-back basis with an offsetting derivative from a banking counterparty. The Group is only exposed to the net position of its derivative assets and liabilities and this position is collateralised on a daily basis. The Group may from time to time buy treasury hedges from its banking counterparties, that are not matched with the client, to limit the tail risk of individual trades. The treasury hedges involve buying an option and therefore the Group has the right to trade rather than an obligation so there is no downside risk on these transactions.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

16. Financial risk management (continued)

Market risk (continued)

Interest rate risk
Interest rate risk is the risk that the value of a financial instrument or cash flows associated with the instrument will fluctuate due to changes in market interest rates. Interest rate risk arises from interest bearing financial assets and liabilities used by the Group. It is the Group’s policy to settle derivative financial liabilities arising from contracts with customers (included within trade payables) and other payables within the credit terms allowed. Therefore, the Group generally does not incur interest on overdue balances.
Interest bearing assets comprise cash and cash equivalents which are considered short-term liquid assets. Furthermore, as detailed within note 2, the Group generates interest income (NTI – client funds) on our client balances and also on initial and variation margin balances (NTI – own funds). In 2024, we continued to manage the interest rate risk on interest receivable on our funds and client funds using interest rate swaps (note 14).
Interest rate sensitivity analysis has been performed by considering the impact of a 10% strengthening or weakening in the base rate that these balances’ interest rates are linked to. The impact on the Group’s profit after tax for the year would be an increase or decrease of £8.4m, respectively.

Foreign currency risk
Foreign currency risk refers to the risk that non-sterling revenue earned on a transaction may fluctuate due to changes in foreign currency rates. The Group is exposed to foreign currency risk on revenue, expenses and net assets that are denominated in a currency other than sterling. The principal currencies giving rise to this risk vary from period to period depending on the currency of transactions undertaken by the Group. Details of the foreign currency cash balances can be found in note 18.
The Group manages its exposure to currency movements in line with its Treasury Policy. Client money received in a foreign currency is deposited in a bank account of the same currency, netting off to provide a natural hedge. The Group reduces its exposure to foreign exchange by retranslating excess cash in foreign currencies into sterling on a regular basis. The Group hedges a proportion of its unrealised profits through foreign exchange contracts designated as fair value through profit or loss.
The Group’s policy is to reduce the risk associated with the revenue denominated in foreign currencies by using forward fixed rate currency hedges. The settlement of these forward foreign exchange contracts is expected to occur within the following twelve months. Changes in the fair values of forward foreign exchange contracts are recognised directly in the Consolidated Statement of Comprehensive Income.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

16. Financial risk management (continued)

Market risk (continued)

Foreign currency risk – sensitivity analysis
The Group’s principal recurring foreign currency transactions are in Euros, US Dollar and Canadian Dollar. The table below shows the impact on the Group’s operating profit and equity, of a 10% change in the exchange rate of the principal currencies, euro, US dollar and Canadian dollar.

	Impact on profit after tax	Impact on equity
Year ended 31 December	2024 £’000	2024 £’000
Euro:
10% weakening in the £/€ exchange rate	8,783	1,521
10% strengthening in the £/€ exchange rate	(7,186)	(1,245)
US dollar:
10% weakening in the £/$ exchange rate	7,106	2,807
10% strengthening in the £/$ exchange rate	(5,814)	(2,297)
Canadian dollar:
10% weakening in the £/$ exchange rate	370	434
10% strengthening in the £/$ exchange rate	(302)	(355)

The sensitivities in the table above do not include the impact of foreign exchange hedges in place to optimise cash management across the Group. By including the impact of hedges in place throughout 2024, the impact of a 10% weakening of the pound on profit after tax would have been £6,878k, £6,128k and £184k for Euro, US dollar and Canadian dollar respectively. Similarly, the impact of a 10% strengthening of the pound on profit after tax would have been -£5,628k, -£5,014k and -£150k for Euro, US dollar and Canadian dollar respectively.

Exchange rates for financial year	2024
Euro:
Average rate	1.1814
Closing rate	1.2098
US dollar:
Average rate	1.2780
Closing rate	1.2533
Canadian dollar:
Average rate	1.7507
Closing rate	1.8019

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

16. Financial risk management (continued)

Market risk (continued)

Foreign currency risk – sensitivity analysis (continued)
The impact of a change of 10% has been selected as this is considered reasonable given the current level of exchange rates and the volatility observed both on a historical basis and market expectations for future movement.

Management of capital

The Group’s objectives when managing capital are to maximise shareholder value whilst safeguarding the Group’s ability to continue as a going concern. The Group’s policy is to maintain a capital base and funding structure that retains creditor and market confidence, provides flexibility for business development, ensures adherence to regulatory requirements, whilst optimising returns to shareholders.

The Group monitors its total equity as shown in the Consolidated Statement of Financial Position. In order to maintain or adjust the capital structure, the Company may issue new shares, adjust the dividends paid to shareholders or buy back shares.

17. Trade and other receivables

31 December 2024

£’000
Trade receivables Other receivables	4,041 4,926
Prepayments	3,748
Total trade and other receivables	12,715

Trade receivables consist of invoices owed from clients. Other receivables consist primarily of accrued interest, amounts held on account with the Group’s broker available for share buybacks and rental deposits. Receivables are considered current assets and reported at their fair value.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

18. Cash

Cash and cash equivalents comprise cash balances and deposits held at call with banks for which the Group has immediate access.
Fixed collateral comprises cash held as collateral with banking counterparties for which the Group does not have immediate access.
Cash balances included within derivative financial assets (see notes 14 and 15) relate to the variation margin called by banking counterparties for which the Group does not have immediate access.

31 December 2024
£’000
Cash & cash equivalents	252,468
Variation margin (note 15)	(14,333)
Fixed collateral	10,063
Total cash	248,198

Cash at bank is made up of the following currency balances:

31 December 2024
£’000
British pound	164,447
Euro	44,022
US Dollar	8,335
Canadian Dollar	3,709
Australian Dollar	12,981
Norwegian Krone	5,607
Polish Zloty	4,358
New Zealand Dollar	3,896
Other currencies	843
248,198

The Directors consider that the carrying amount of cash and cash equivalents approximates to their fair value.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

19. Capital and reserves

Share capital and Treasury shares

Authorised, issued and fully paid	Ordinary shares No.	Share capital £’000	Treasury shares £’000
At 1 January 2024	43,321,813	87	-
Acquisition of treasury shares*	(524,772)	-	(10,721)
Treasury shares issued on vesting of share option schemes**	234,627	-	4,024
At 31 December 2024	43,031,668	87	(6,697)

In January 2024, Alpha initiated a £20m share buyback programme. In June 2024, a second buyback programme of £20m was implemented which continued to run into 2025. At 31 December 2024, £10m of this second programme had been executed.

*During the year, in addition to the £10.7m of treasury share purchases shown above, £19.3m of purchases of shares by the Company were made otherwise than in accordance with UK Companies Act 2006. At 31 December 2024, this amount has been classified within retained earnings, rather than the Treasury share reserve.

**In March 2024, the Company issued 234,627 shares from treasury totalling £4,024,051 following the vesting of shares under the Institutional, Canada, Alpha Pay and Netherlands share schemes.

Share premium account
There were no movements in the share premium account in the year ended 31December 2024.

Retained earnings
Represents accumulated profits attributable to equity owners of the parent less accumulated dividends.

Other reserves
Other reserves are made up of the following balances:

31 December 2024
£’000s
Capital redemption reserve	4
Merger reserve	667
Redemption reserve	(1,884)
Translation reserve	(1,873)
Total	(3,086)

19. Capital and reserves (continued)

Capital redemption reserve
The capital redemption reserve of £3,701 arose following the buy-back of shares in prior years.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

Merger reserve
The merger reserve of £666,529 was created in October 2016 as a result of a share for share exchange with non-controlling interests. The merger relief reserve represents the difference between the fair value and nominal value of shares issued on the acquisition of non-controlling interests, where the Company has taken advantage of merger relief.

Redemption reserve
The redemption reserve of £(1,884,165) comprises the fair value of the consideration payable to the non-controlling interest of Financial Transaction Services B.V. (Cobase) on the date that the agreement was entered into. The reserve is expected to be utilised over a four-year period between 31 December 2025 and 31 December 2028, with 25% of the non-controlling interest acquired each period over the four years. More details on the acquisition can be found in note 23.

Translation reserve
The translation reserve of £(1,873,148) represents the foreign exchange differences arising from the translation of the net investment in foreign entities.

Throughout 2024 and in 2025 prior to the Corpay acquisition, the Board maintained a progressive dividend policy, coupled with the execution of value-capped share buybacks, retaining and deploying our remaining cash to grow the business.

20. Other payables and Deferred income

31 December 2024
Current:	£’000
Other payables	35,735 1,340 3,512
Other taxation and social security	1,340
Accruals	8,672
45,747
Non-current:
Provisions	885
885
Total other payables	46,632

Other payables consists of margin received from clients. The carrying value of other payables classified as financial liabilities measured at amortised cost, approximates fair value.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

20. Other payables and Deferred income (continued)

Deferred income

The changes in the Group’s deferred income during the year are as follows:

31 December 2024
£’000
At 1 January	7,072
Recognised as revenue during the year	(17,184)
Deferred during the year	18,171
At 31 December	8,059

21. Related party transactions and balances

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions, or one other party controls both.

Subsidiaries
The Parent company of the Group is Alpha Group International Limited. Note 13 provides information about the subsidiaries and the holding company. Details of the ultimate controlling party can be found in note 24.

Transactions between the Group and its subsidiaries have been eliminated on consolidation and are not disclosed in this note.

Key management personnel
The Group considers its key management personnel to be those personnel who have authority and responsibility for planning, directing and controlling the activities of the Group, including the Non-Executive Directors.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

21. Related party transactions and balances (continued)

The total remuneration of the Directors for the year ended 31 December 2024 is shown in the table below:

Director		Salary/fees £’000	Benefits[1] £’000	Pension[2] £’000	Fixed pay Sub-total £’000	Annual bonus[3] £’000	Other	Variable pay Sub-total £’000	Total £’000
Executive directors
Morgan Tillbrook	2024	500	5	4	509	620	–	620	1,129
Tim Powell	2024	325	1	4	330	515	–	515	845
Tim Butters	2024	300	1	4	305	50	–	50	355
Non-executive directors
Clive Kahn[5]	2024	153	–	–	153	–		–	153
Vijay Thakrar	2024	53	–	–	53	–		–	53
Jayne-Anne Gadhia[4]	2024	79	–	2	81	–		–	81
Lisa Gordon[6]	2024	18	-	–	18	–		–	18

Notes:
1    Benefits paid to Clive Kahn, Tim Powell and Tim Butters comprised the provision of private medical insurance.
2    Executive Directors received a contribution to a defined contribution pension scheme.
3    2024 bonuses are payable in cash.
4    Jayne-Anne Gadhia joined the Board as Chair Designate on 1 May 2024 and stepped up to Chair on 1 November 2024.
5 Clive Kahn stepped down from being the independent Chair of the Board on the 1 November 2024 before taking up the role of CEO on 1 January 2025. His salary reflects 10 months at £53,000 and two months at £650,000.
6     Lisa Gordon stepped down from the Board on 1 May 2024.

Transactions with key management personnel

During the year, Alpha FX Limited did not trade gross foreign currency contracts with any key management personnel.

Other related parties
During the year, Alpha FX Limited traded gross foreign currency contracts with individuals classified as related parties as follows; Martin Tillbrook £42,095, being the father of M J Tillbrook, on an arm’s length basis. Revenue of £204 was recognised on the contract.

Other entities
During the year, the Group purchased goods and services from entities classified as related parties as follows:

-Services totalling £223,311 on an arms-length basis from Assured Cyber Limited, a cyber insurance broker in which M J Tillbrook owns a 28.8% beneficial ownership.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

21. Related party transactions and balances (continued)

During the year, the Group traded gross foreign currency contracts with entities classified as related parties as follows:

-Gross foreign currency contracts of £700,000 on an arms-length basis, with Zip Cap Limited, a financial services company in which M J Tillbrook owns 100% of the share capital. Revenue of £5 was recognised on the contract.

22. Share-based payments

Employees (including senior executives) of the Group receive remuneration in the form of share-based payments, whereby employees render services as consideration for equity instruments (equity-settled transactions).

The Group has three types of share option schemes for certain employees of the Group, all of which are equity-settled share-based payments.

The current share option schemes in place are grouped together as follows:
•Growth Share Schemes;
•Underlying Profit After Tax (UPAT) Share Schemes; and
•Group Incentive Plans.
External tax valuations for share schemes are obtained from an independent third party prior to issue. Indemnities are also obtained from all employees for any future tax liabilities that may arise.

Should any additional payroll tax liabilities arise, in the first instance, they would be paid by the subsidiary company, and the tax indemnities would ensure recovery of any additional tax liabilities from the growth shareholders.

The Group recognised a total charge related to all the above equity-settled share-based payment transactions in the year ended 31 December 2024 of £5,324,678.

22.1 Growth Share Schemes
The Group operates several growth share schemes where shares in subsidiary entities are awarded to employees and are converted into shares in the Company at a future date based on pre-determined vesting criteria.

Upon conversion, the number of ordinary shares in the Group a growth share scheme shareholder will receive is such number of ordinary shares whose value is equivalent to the Group’s average closing share price over 60 business days prior to the announcement of the Group’s results for the year. Conversion is only permitted to the extent that the shares have vested.

In April 2024, the Group issued shares under the J and L Share Growth Schemes. The shares contain a put option, such that, when and to the extent vested, they can be converted into ordinary shares in the Parent Company.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

22. Share-based payments (continued)

22.1 Growth Share Schemes (continued)
The Group recognised a share-based payment charge relating to the Growth Share Schemes of £3,182,410 in the year ended 31 December 2024.
Details of the general terms and conditions of the growth share schemes including vesting requirements are noted below:

	B Growth Share Scheme[1]	E Growth Share scheme[2]	F Growth Share Scheme[2]	G Growth Share Scheme2 3	H Growth Share Scheme2 3	J Growth Share Scheme[2]	L Growth Share Scheme2 3
Launch year	2017	2020	2022	2022	2022	2024	2024
Vesting conditions
No. of tranches*	5	4	4	5	5	5	5
Vesting start date	Dec 31, 2017	Dec 31, 2021	Dec 31, 2023	Dec 31, 2022	Dec 31, 2022	Dec 31, 2024	Dec 31, 2024
Vesting end date**	Dec 31, 2021	Dec 31, 2024	Dec 31, 2026	Dec 31, 2026	Dec 31, 2026	Dec 31, 2028	Dec 31, 2028
Revenue growth target
Year 1	30%	25%	20%	5.5%	5.5%|18.6%	20%	15%
Year 2	30%	20%	20%	15%	15%|20%	20%	15%
Year 3	30%	20%	20%	15%	15%|20%	20%	15%
Year 4	20%	20%	20%	15%	15%|20%	15%	10%
Year 5	20%	n/a	n/a	15%	15%|20%	15%	10%
Market capitalisation***
Minimum	£25m	£300m	£740m	£740m	£740m	£761m	£761m
Maximum	-	£650m	£1,867m	£1,867m	£1,867m	£1,694m	£1,694m

* The shares in the growth schemes vest in equal tranches, occurring annually, starting on the vesting start date until the end date specified above.
**The vesting end date is defined as the end period of the non-market performance conditions being met. The market condition that determines the number of shares to be issued is not confirmed until the full year results are announced the following year in March.
***The rate of conversion of the shares for the year ended 31 December 2024 is a pro rata share of the market capitalisation gain of Alpha above a minimum hurdle price over a 60-business day period from 20th December 2024 to 18th March 2025. The gain is then capped through placing a ceiling on the maximum market capitalisation. The result in doing so is that the shareholders will be entitled to a pro rata share of the gain in market capitalisation of Alpha between the minimum and maximum market capitalisation.
1 In March 2022, following the revenue growth target for the year being met in respect of the year ended 31 December 2021, B Growth Shares were exercised when the share price of the Company was 1909p. 88,015 shares will be issued as consideration to an ex-employee in March 2025 as part of a settlement agreement. This represents the final vesting of the B Growth Share Scheme.
2 In respect of the year ending 31 December 2023, revenue growth targets for the Growth Share Schemes were not met, resulting in lapsed shares. Accordingly, no shares in the Parent Company were issued as consideration in March 2024. With respect to the year ending 31 December 2024, the revenue targets for the E, F, J and L Shares were met.
3 On 26 April 2024, the Group announced that the L Share Growth Scheme would replace the existing G Growth Share Scheme and H Share Growth Scheme launched in 2022 to ensure that employees within the Corporate division were part of a unified scheme. Accordingly, the existing G Growth Share Scheme and H Share Growth Scheme were cancelled by way of a capital reduction on 12 March 2025. The revenue growth targets for the L Share Growth Scheme for each financial year are based on the London and Spain-based operations of the Corporation division, whereas revenue growth targets for schemes B, E, F and J are based on Group revenue.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

22. Share-based payments (continued)

22.1 Growth Share Schemes (continued)
Details of the outstanding share options in respect of the above schemes are as follows:

	Year ended 31 December 2024
	Number	Weighted Average Exercise Price £
Outstanding at beginning of year	1,524	1,178
Granted in the year	1,370	1,327
Exercised in the year	-	-
Forfeited in the year	(586)	1,365
Expired in the year	(583)	1,095
Outstanding at end of year	1,725	1,261
Number of options exercisable at end of year	481	1,195

Year ended 31 December 2024
Weighted average fair value of options granted (£)	9,160
Weighted average share price at date of exercise (£)	-
Weighted average remaining contractual life (years)	3.6

The fair values of the Growth Share Schemes were calculated using a Monte Carlo simulation model due to the existence of market-based performance conditions (market capitalisation). The model considers historic and expected dividends, and the share price volatility of the Group relative to that of its competitors, to predict the share performance. When determining the grant date fair value of awards, service and non-market performance conditions are not considered. However, the likelihood of the conditions being met is assessed as part of the Group’s best estimate of the number of equity instruments that will ultimately vest. Market performance conditions are reflected within the grant date fair value.

The inputs used for fair valuing the awards at the date of grant were as follows:

	B Growth Share Scheme	E Growth Share Scheme	F, G & H Growth Share Schemes	J & L Growth Share Schemes
Date of grant	25 January 2017	11 May 2020	22 June 2022	26 April 2024
Expected volatility %	25.0%	45%-55%	40%	40%
Risk free interest rate %	0.09%	0.10%	2.30%	4.60%
Option life (years)	3	5	5	6
Starting equity value (£m)	£33.6m	£300.0m	£740.0m	£761.0m

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

22. Share-based payments (continued)

22.2 UPAT Share Schemes
These share schemes award participants with the option to convert a percentage of their holding into Group shares based upon strict performance criteria. The value of which is determined by applying an 8x multiple to the underlying profit after tax (UPAT) achieved by the relevant division. Upon vesting, the subsidiary shares are exchanged for shares in the Parent Company, with the number of shares calculated based on an agreed valuation conversion ratio. This share scheme ensures that awards are directly tied to the financial success of the subsidiary divisions.

Select employees of these schemes have shares in the relevant subsidiaries which also have dividend rights. However, as the shares are not paid for until exercise, upon which they are immediately converted into shares of Alpha Group International Limited, the shares are accounted for under IFRS 2 Share-Based Payment, rather than a non-controlling interest in a subsidiary.

In April 2024, the Group announced a new share scheme to incentivise key personnel of the Italian Branch of Alpha FX Europe Limited. Following the launch of the Fund Finance division in 2023, the Group announced a new share scheme to incentivise key personnel within the Fund Finance division. The shares will vest in equal tranches over the determined vesting period for each of the financial years.

Following leadership changes in late 2023, the Alpha Canada Employee Share Scheme in Alpha Foreign Exchange (Canada) Limited was cancelled on 30 December 2024 and replaced with a cash bonus model.

The Group recognised a share-based payment charge relating to the UPAT schemes of £314,353 in the year ended 31 December 2024.

Share schemes are in place for the following subsidiaries:

•Alpha FX Institutional Limited (‘Institutional’)
•Alpha FX Limited (‘Alpha Pay’, ‘Bristol’ and ‘Fund Finance’)
•Alpha FX Netherlands Limited (‘Netherlands’)
•Alpha FX Europe Limited (‘Italy’)

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

22. Share-based payments (continued)

22.2 UPAT Share Schemes (continued)
Details of the general vesting conditions of the schemes are noted below:

		Launch year	No. of tranches	Vesting start date	Vesting end date
Institutional	Grant 1	2018	4	31 Dec 2021	31 Dec 2024
	Grant 2	2019	4	31 Dec 2022	31 Dec 2025
	Grant 3	2022	4	31 Dec 2024	31 Dec 2027
Alpha Pay	Grant 1	2019	4	31 Dec 2022	31 Dec 2025
	Grant 2	2021	4	31 Dec 2023	31 Dec 2026
	Grant 3	2021	4	31 Dec 2024	31 Dec 2027
Netherlands	Grant 1	2021	4	31 Dec 2023	31 Dec 2026
Bristol	Grant 1	2023	4	31 Dec 2024	31 Dec 2027
Fund Finance	Grant 1	2024	4	31 Dec 2025	31 Dec 2028
Italy	Grant 1	2024	4	31 Dec 2025	31 Dec 2028

The table below summarises the outstanding options for the UPAT schemes in aggregate, across the four subsidiaries listed above.

Year ended 31 December 2024		Weighted Average Exercise Price
	Number	£
Outstanding at beginning of year	16,315	251
Granted in the year	395	3,222
Exercised in the year	(3,062)	99
Forfeited in the year	(6,671)	26
Outstanding at end of year	6,977	702
Number of options exercisable at end of year	2,474	423

Year ended 31 December 2024
Weighted average fair value of options granted (£)	4,813
Weighted average share price at date of exercise (£)	99
Weighted average remaining contractual life (years)	2.6

The UPAT share schemes do not have any market-based performance criteria. As the value of the shares is a function of the put option proceeds and dividend distributions during the holding period, they have been valued using the discounted cashflow method. A simulation of the equity value at the end of the vesting period is performed using a Monte Carlo simulation model.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

22. Share-based payments (continued)

22.2 UPAT Share Schemes (continued)
The inputs used for fair valuing the awards at the date of grant were as follows:

	Institutional	Alpha Pay	Netherlands	Bristol	Fund Finance	Italy
Issuing entity	Alpha FX Institutional Limited	Alpha FX Limited	Alpha FX Netherlands Limited	Alpha FX Limited	Alpha FX Limited	Alpha FX Europe Limited
Date of grant	23 July 2018 20 November 2019 16 March 2022	20 November 2019 23 December 2021	28 May 2021	5 January 2023	26 April 2024	26 April 2024
Exercise price (£)	158-3,550	8.4-243	930	1,070-1,240	4,175-4,886	1,327-1,553
Expected volatility %	35%	35%-38%	39%	40%	50%	50%
Risk free interest rate %	-	0.50%-0.73%	0.36%	3.50%	4.19%	4.19%
Option life (years)	6-6.5	5-6	5.5	5	5	5

Expected volatility is based on historic volatility in the share price over the vesting period prior to the award.

22.3 Group Incentive Plans

In April 2024, the Group announced a new Group Incentive Plan that was put in place as part of the move to the Main Market. The options are being granted over shares in the Parent Company and the number of shares awarded are linked to the performance of key personnel within the German Branch of Alpha FX Europe Limited, Alpha FX Netherlands Limited and Cobase.

The value of the options upon conversion into shares for the schemes are based on multiples of either the operation's underlying profit after tax or the entity’s revenue.

Awards under the Group Incentive Plans will vest in equal tranches, occurring annually.

The Group recognised a share-based payment charge relating to the Group Incentive Plans of £1,827,915 in the year ended 31 December 2024.

Details of the general terms and conditions of the Group Incentive Plans are noted below:

	Germany Scheme	Netherlands Scheme	Cobase Scheme
Launch year	2024	2024	2024
Vesting conditions
No. of tranches	4	4	5
Vesting start date	Dec 31, 2026	Dec 31, 2025	Dec 31, 2024
Vesting end date	Dec 31, 2029	Dec 31, 2028	Dec 31, 2028

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

22. Share-based payments (continued)

22.3 Group Incentive Plans (continued)
Details of the outstanding options in respect of the above schemes are as follows:

	Year ended 31 December 2024
	Number	Weighted Average Exercise Price £
Outstanding at beginning of year	-	-
Granted in the year	9,091	0.1
Outstanding at end of year	9,091	0.1
Number of options exercisable at end of year	1,743	-

Year ended 31 December 2024
Weighted average fair value of options granted (£)	1,564
Weighted average share price at date of exercise (£)	-
Weighted average remaining contractual life (years)	4.3

The inputs used for fair valuing the awards at the date of grant using a Monte Carlo simulation model were as follows:

	31 December 2024
	Germany scheme No.	Netherlands scheme No.	Cobase scheme No.
Date of grant	26 April 2024	26 April 2024	12 December 2024
Exercise price per share received (£)	2	2	nil
Expected volatility %	40%-50%	35-40%	35-40%
Risk free interest rate %	4.14%	4.14%	4-4.38%
Option life (years)	5.3	4.3	4.3

The exercise price of the Germany and Netherlands options awarded under the Group Incentive Plan is £2 per share received for each option exercised, whilst the Cobase options have been issued at nil cost.

Volatility has been estimated by taking the historical volatility of Alpha’s price and guideline companies over the vesting period.

23. Redemption Liability

On 1 December 2023, Alpha Group International Limited acquired 86.36% of Financial Transaction Services B.V. (trading as “Cobase”), a leading multibank connectivity platform.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024
Cobase is an innovative, cloud-based provider of bank connectivity technology that enables corporates to manage their banking relationships, accounts, and transaction activity via one single interface. In doing so, the company unlocks significant operational and financial efficiencies, especially for international businesses with multiple banking counterparties across the world. Alpha believes there are opportunities to amplify one another’s growth by leveraging and sharing each other’s unique capabilities and experience.

The purchase price allocation (shown in the table below) has now been finalised and is unchanged from that disclosed in the prior year on a provisional basis in accordance with IFRS 3 Business Combinations. The initial consideration for the acquisition was €9.6m (£8.3m) in cash, with the remaining stake to be acquired via a performance-based earn-out between 2025 and 2028.

The fair value of the net assets acquired on 1 December 2023 is set out below:

	Book value	Fair value adjustments	Fair value
	£’000	£’000	£’000
Intangible assets	3,292	980	4,272
Property, plant and equipment	9	-	9
Right-of-use-asset	182	-	182
Trade and other receivables	1,322	-	1,322
Cash and cash equivalents	53	-	53
Trade and other payables	(1,354)	-	(1,354)
Lease liabilities	(182)	-	(182)
Dilapidation provision	(63)	-	(63)
Deferred tax liabilities	143	(245)	(102)
Total identifiable net assets	3,402	735	4,137
Non-controlling interest			(564)
Goodwill on the business combination			4,707
Discharged by:
Cash consideration			8,280

Goodwill of £4,707k reflects certain intangible assets that cannot be individually separated and reliably measured due to their nature. These items include the value of expected synergies arising from the business combination and the experience and skill of the acquired workforce. The fair value of the acquired software, brand name and customer relationships identified are included in intangible assets.

Transaction costs relating to professional fees and integration costs associated with the business combination in the year ended 31 December 2024 were £486,633.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

23. Redemption Liability (continued)

Included in the Consolidated Statement of Financial Position at 31 December 2023 was redemption liability of £1.9m. This represents the fair value of the consideration payable to the non-controlling interest of the subsidiary Cobase on the date that the agreement was entered into, based on the acquisition date fair value determination. The opposite entry was recognised on acquisition within the redemption reserve in equity. 25% of the non-controlling interest is to be acquired each period over a four-year period between 31 December 2025 and 31 December 2028.

During the year, the Group acquired a further 0.51% interest in Cobase, leaving a residual 13.13% outstanding. The consideration payable for each of the four tranches to be acquired will be determined based on actual revenue and/or profit realisation by the Cobase business in the relevant financial year ending 31 December. The carrying value of the liability has accordingly been re-assessed at the end of 2024 to be £1.8m, based on the latest budgeted and forecast revenue and profit estimates for the next four years, discounted at a rate commensurate with the risk around realisation and time value of money. The resulting gain of £0.1m has been reflected through operating expenses.

As set out in Note 25 below, the remaining interest in Cobase was acquired for consideration of £3.5m in October 2025.

24. Ultimate controlling party

As at the date of this report, the ultimate controlling party of the Company is Corpay Inc., a company incorporated in Delaware, USA.

25. Events after the reporting period

Founder incentive grants

On 11 February 2025, Morgan Tillbrook, founder and former CEO of Alpha pledged 1,103,555 ordinary shares (delivered in the form of nil cost options) of 0.2p each from his personal holding with a total value of circa £28m based on the closing share price of £25.40 on 11 February 2025. These shares were awarded to Board directors and members of the senior leadership team to both thank them for historic performance and incentivise them for future performance. These shares meet the definition of Share based payments under IFRS 2. From the period post award until the completion of the Corpay acquisition (see further below), these awards were treated as such.

Issue of share capital and transfer of Treasury shares to settle December 2024 share award vestings

In March 2025, the Group issued 250,000 new ordinary shares following finalisation of the Group’s 2024 Annual Report, the Group transferred some 610,676 shares to satisfy the Company’s obligations under the various equity schemes with a performance period ended 31 December 2024. This obligation was settled by the transfer of 340,676 shares held in treasury by the Company, together with the issue of 250,000 new ordinary shares of 0.2p nominal value.

25. Events after the reporting period (continued)

Issue of share capital and transfer of Treasury shares to settle December 2024 share award vestings

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024
In March 2025, the Group issued 250,000 new ordinary shares following finalisation of the Group’s 2024 Annual Report, the Group transferred some 610,676 shares to satisfy the Company’s obligations under the various equity schemes with a performance period ended 31 December 2024. This obligation was settled by the transfer of 340,676 shares held in treasury by the Company, together with the issue of 250,000 new ordinary shares of 0.2p nominal value.

Distributable reserves

As set out in note 19, £19.3m of purchases of shares by the Company during the year were made otherwise than in accordance with the UK Companies Act 2006. In addition, during the period from 1 January 2025 to 12 March 2025, the Group similarly repurchased £3.5m of shares otherwise than in accordance with the Act.

Details of the transactions which are affected by this issue (the “Relevant Purchases”) are set out in the below table.

Date range	Aggregate number of shares	Aggregate price paid (£)	Average price per share (£)
Total for the year ended 31 December 2024	919,945	19,283,343	20.96

1 Jan 2025- 12 March 2025 (inclusive)	143,611	3,447,131	24.00
Total for the period to 12 March 2025	1,063,556	22,730,474	21.37

In addition, and as set out in Note 9, the Company has discovered that the interim dividend for the year ended 31 December 2024 (£1.8m) and the interim dividends paid on 13 October 2017 and the FY21 interim dividend paid on 8 October 2021 (together £0.7m) were made otherwise than in accordance with the UK Companies Act 2006.

After the year end, the necessary steps were taken in order to rectify the position of the Company and its counterparties, as if the transactions had originally been undertaken on a basis consistent with the UK Companies Act 2006.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

25. Events after the reporting period (continued)

Declaration and payment of a final dividend for the year ended 2024

On 18 March 2025, the Directors proposed a final dividend having satisfied themselves as to the adequacy of distributable reserves of the Company as at 28 February 2025 based on the Interim Accounts for the period to 28 February 2025 referred to above.

The Directors proposed that a final dividend in respect of the year ended 31 December 2024 of 14.0p per share amounting to circa £5,870k, which approved at the AGM and was paid on 23 May 2025 to all shareholders on the register of members on 25 April 2025.

Awards under Group LTIP Scheme

On 25 August 2025 and in accordance with the Group Remuneration Policy which was approved at the AGM in May 2025, Tim Powell (CFO) and Tim Butters (CRO) were granted awards over 23,657 and 11,296 shares, respectively under the Group Long-Term Incentive Plan (LTIP).

Acquisition by Corpay Inc.

On 23 July 2025, it was announced that the Board of Directors of Alpha Group International Limited and Corpay Inc. had reached an agreement on the terms of a recommended cash acquisition of the entire issued and to be issued ordinary share capital of Alpha by Corpay, by means of a Court approved Scheme of Arrangement.

On 2 September 2025, shareholder approval for the both the acquisition and the proposed Scheme of Arrangement were obtained following a Court meeting and a general meeting.

On 31 October 2025, and following receipt of the necessary regulatory approvals, 100% of the outstanding share capital of Alpha Group International plc (i.e. all shares other than those held in treasury) was acquired by US-based Corpay Inc. for headline consideration of circa £1.8bn ($2.3bn).

As part of the acquisition, all relevant individuals holding options or rights to share awards yet to vest under the Group’s various equity incentive schemes (including the Executive LTIP Scheme and the Founder Incentive Scheme) reached agreement with the Company to surrender all future rights under these schemes in return for fixed cash and, in certain cases, equity awards which immediately vested. All equity vestings were subsequently acquired by Corpay in exchange for a fixed sum of cash paid to the individuals.

Notes to the Consolidated Financial Statements
For the year ended 31 December 2024

25. Events after the reporting period (continued)
Acquisition by Corpay Inc. (continued)

In aggregate the total amount of cash owing to the relevant individuals was £35m, considered part of the acquisition consideration. The majority of these payments owing to the relevant individuals was made in November 2025, although a proportion of proceeds owing to certain individuals have been deferred for a year and remain subject to certain conditions, principally continuing service within the Corpay Group.

Also as part of the acquisition, Alpha Group International Limited acquired the remaining non-controlling interest in Cobase for circa £2m.

On 31 October 2025, the Chairman and all other non-Executive Directors stood down from the Board. On 5 November 2025, Alpha Group International Plc which was formerly registered as a public company, was re-registered as a private company limited by shares under the name of Alpha Group International Ltd.